Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Dated as of November 2, 2015

Among

CIFC CORP.,

THE GUARANTORS NAMED HEREIN

and

SANDLER O’NEILL + PARTNERS, L.P.,

as the Initial Purchaser

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of November 2, 2015 between CIFC CORP., a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto, including their respective successors and assigns and any additional guarantors under the terms of the Indenture (collectively, the “Guarantors”), and SANDLER O’NEILL + PARTNERS, L.P., as the initial purchaser (the “Initial Purchaser”) of the Notes (as defined below).  This Agreement is made pursuant to the note purchase agreement dated October 28, 2015 among the Company, the Guarantors and the Initial Purchaser (the “Purchase Agreement”), which provides for the sale by the Company and the Guarantors to the Initial Purchaser of $40,000,000 aggregate principal amount of the Company’s 8.50% Senior Notes due 2025 (the “Notes”). In order to induce the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchaser’s obligations thereunder, the Company and the Guarantors have agreed to provide to the Initial Purchaser and its direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                      Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(e) hereof.

“Closing Time” shall mean November 2, 2015.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, The City of New York.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) covering the Registrable Notes, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

“Exchange Notes” shall mean the 8.50% Senior Notes due 2025 issued by the Company under the Indenture (or an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification) containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Notes or, if no such interest has been paid or duly provided for, from the Interest Accrual Date, (ii) provisions relating to an increase in the stated rate of interest thereon upon the occurrence of a Registration Default shall be eliminated, (iii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Notes without registration under the Securities Act shall be eliminated, (iv) the denominations thereof shall be $1,000 and integral multiples of $1,000) and (v) all of the Exchange Notes will be represented by one or more global Exchange Notes in book-entry form unless exchanged for Exchange Notes in definitive certificated form under the circumstances provided in the Indenture to be offered to Holders of Registrable Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Guarantors” shall have the meaning set forth in the preamble of this Agreement.

“Holders” shall mean (i) the Initial Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture, and (ii) each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

“Indenture” shall mean the indenture dated as of November 2, 2015 among the Company, the Guarantors and U.S. Bank National Association, as trustee, governing the Notes as the same may be amended or supplemented from time to time in accordance with the terms thereof; provided, that if the Exchange Notes are issued under an indenture identical in all material respects to the Indenture and which has been qualified under the TIA or is exempt from such qualification, references to the Indenture herein shall be deemed to refer to such other indenture as the context may require.

“Interest Accrual Date” means November 2, 2015.

“Initial Purchaser” shall have the meaning set forth in the preamble of this Agreement.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Registrable Notes outstanding, excluding Exchange Notes referred to in clause (ii) of the definition of “Holders” above; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes or Exchange Notes is required hereunder, Registrable Notes and Exchange Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

“Notes” shall have the meaning set forth in the preamble to this Agreement.

“Notifying Broker-Dealer” shall have the meaning set forth in Section 3(f).

“Participating Broker-Dealer” shall have the meaning set forth in Section 3(f).

“Person” shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Registrable Notes” shall mean the Notes; provided, however, that any Notes shall cease to be Registrable Notes when (i) a registration statement with respect to such Notes shall have been declared effective under the Securities Act and such Notes shall have been disposed of pursuant to the Registration Statement, (ii) such Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Notes shall have ceased to be outstanding or (iv) such Notes have been exchanged for Exchange Notes which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer subject, in the case of any Exchange Notes referred to in this clause (iv), such Exchange Notes are held by Participating Broker-Dealers or otherwise are not freely tradable without any limitations or restrictions under the Securities Act (in which case such Exchange Notes will be deemed to be Registrable Notes until such time as such Exchange Notes are sold to a purchaser in whose hands such Exchange Notes are freely tradeable without any limitations or restrictions under the Securities Act).

“Registration Default” shall have the meaning set forth in Section 2(e).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and each of the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any of the Exchange Notes or Registrable Notes under state or other securities or blue sky laws and any filing with and review by FINRA), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Notes or Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Notes or Exchange Notes on any securities exchange or exchanges or on any quotation system, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable Notes laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of independent public accountants for the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (viii) the fees and expenses of a “qualified independent underwriter” as defined by Conduct Rule 2720 of FINRA (if required by FINRA rules) and the fees and disbursements of its counsel, (ix) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel, and (x) in the case of an underwritten offering, any fees and disbursements of the underwriters customarily paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

“Registration Statement” shall mean any registration statement of the Company relating to any offering of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

“TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Trustee” shall mean the trustee with respect to the Notes and the Exchange Notes under the Indenture.

For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement, preliminary prospectus or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement, preliminary prospectus or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A, Rule 405 or Rule 415 under the Securities Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to business days) shall mean calendar days.

2.                                      Registration Under the Securities Act.

(a)                                 Exchange Offer Registration. The Company and each of the Guarantors agree to the following: (A) the Company shall file with the SEC on or prior to the 60th day after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for an equivalent like aggregate principal amount of Exchange Notes, (B) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC no later than the 120th day after the date the Notes are first issued, (C) use its commercially reasonable efforts to cause such Registration Statement to remain effective for at least 20 Business Days (or longer, if required by applicable law or otherwise extended by the Company, at its option) and (D) use its commercially reasonable efforts to consummate the Exchange Offer no later than 60 days after the effective date of the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within Rule 405 under the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Notes and is otherwise legally eligible to participate in the Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act or under the securities or blue sky laws of the states of the United States.

In connection with the Exchange Offer, the Company and each of the Guarantors agree to:

(i)                                     promptly mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(iii)                               use the services of a depositary with an address in the Borough of Manhattan, The City of New York for the Exchange Offer;

(iv)                              permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the Prospectus or the related letter of transmittal or related documents a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged;

(v)                                 notify each Holder that any Registrable Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

(vi)                              otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

The Exchange Notes shall be issued under the Indenture, which shall be qualified under the TIA, or an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification. The Indenture shall provide that the Exchange Notes and the Notes shall vote and consent together on all matters as a single class and shall constitute a single series of debt securities issued under the Indenture.

As soon as practicable after the close of the Exchange Offer, the Company and each of the Guarantors shall:

(i)                                     accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Company; and

(iii)                               cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes so accepted for exchange equal in principal amount to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

Interest on each Exchange Note will accrue from the last date on which interest was paid or duly provided for on the Notes surrendered in exchange therefor or, if no interest has been paid or duly provided for on such Notes, from the Interest Accrual Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, and (iii) that the Holders tender the Registrable Notes to the Company in accordance with the Exchange Offer. Each Holder of Registrable Notes (other than Participating Broker-Dealers) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of business, (ii) it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) it is not an “affiliate” of the Company (within the meaning of Rule 405 of the Securities Act) and (iv) it is not acting on behalf of any Person who could not truthfully make each of the foregoing representations, and shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Securities Act available. To the extent permitted by law, the Company and the Guarantors shall inform the Initial Purchaser of the names and addresses of the Holders of Notes to whom the Exchange Offer is made and, to the extent such information is available to the Company or any Guarantor, the names and addresses of the beneficial owners of such Notes, and the Initial Purchaser shall have the right to contact such Holders and beneficial owners and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

(b)                                 Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the Closing Time or (B) the Exchange Offer is not consummated within 180 days after effectiveness of the Exchange Offer Registration Statement (provided that if the Exchange Offer Registration Statement shall be declared effective after such 120-day period or if the Exchange Offer shall be consummated after such 180-day period, then the Company’s and each Guarantor’s obligations under this clause (ii) arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 120-day period or the failure of the Exchange Offer to be consummated within such 180-day period, respectively, shall terminate), or (iii) if any Holder (other than the Initial Purchaser holding Notes acquired directly from the Company) notifies the Company within 5 Business Days after the Exchange Offering Registration Statement is declared effective that, due to a change in law or SEC Policy, such Holder (a) is not eligible to participate in the Exchange Offer or (b) elects to participate in the Exchange Offer but does not receive Exchange Notes which are freely tradeable without delivering a prospectus and the prospectus contained in the Exchange Offering Registration Statement is not appropriate or available for such resales by such Holder , the Company and each of the Guarantors shall, at its cost:

(A)                               as promptly as practicable, but no later than (a) the 180th day after the Closing Time or (b) the 60th day after any such filing obligation arises, whichever is later, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement;

(B)                               use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 240th day after the Closing Time. In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) above, the Company and the Guarantors shall file and use its commercially reasonable efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or the Initial Purchaser, as applicable;

(C)                               use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of one year after the latest date on which any Notes are originally issued by the Company (subject to extension pursuant to the last paragraph of Section 3) or, if earlier, when all of the Registrable Notes covered by such Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder, or (ii) cease to be Registrable Notes; and

(D)                               notwithstanding any other provisions hereof, use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplements thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, clauses (ii) and (iii) shall not apply to any statement in or omission from a Shelf Registration Statement or a Prospectus made in reliance upon and conformity with information relating to the Initial Purchaser, Holder, Participating Broker-Dealer or underwriter of Registrable Notes furnished to the Company in writing by the Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, respectively, expressly for use in such Shelf Registration Statement or Prospectus.

The Company and the Guarantors shall not permit any securities other than Registrable Notes to be included in any Shelf Registration Statement without the prior written consent of the Initial Purchaser, which consent shall not be unreasonably withheld. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) hereof, to use its commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)                                  Expenses. The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Sections 2(a) and 2(b) hereof and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchaser for the reasonable fees and disbursements of one counsel (in addition to any local counsel) designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Notes in connection therewith. Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the preceding sentence or in the definition of Registration Expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to a Shelf Registration Statement.

(d)                                 Effective Registration Statement.

(i)                                     The Company shall be deemed not to have used its commercially reasonable efforts to cause the Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Notes (including, under the circumstances contemplated by Section 3(f) hereof, Exchange Notes) covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event so long as the Company promptly complies with the notification requirements of Section 3(k) hereof, if applicable. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Notes or Exchange Notes.

(ii)                                  An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

(iii)                               Notwithstanding Section 2(b), during any 365-day period, the Company may, by notice as described in Section 3(e), suspend the availability of a Shelf Registration Statement (and, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Notes by Participating Broker-Dealers and, as contemplated by Section 3(f), the Exchange Offer Registration Statement) and suspend the use of the related Prospectus for up to two periods of up to 45 consecutive days each (except for the consecutive 45-day period immediately prior to final maturity of the Notes), but no more than an aggregate of 90 days during any 365-day period, upon the happening of any event or the discovery of any fact referred to in Section 3(e)(vi), but subject to compliance by the Company with its obligations under the last paragraph of Section 3.

(e)                                  Increase in Interest Rate. In the event that:

(i)                                     the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 60th day following the Closing Time, or

(ii)                                  the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th day following the Closing Time, or

(iii)                               the Exchange Offer is not consummated on or prior to the 60th day following the effective date of the Exchange Offer Registration Statement, or

(iv)                              if required, a Shelf Registration Statement is not filed with the SEC on or prior to (A) the 180th day following the Closing Time or (B) the 60th day after the filing obligation arises, whichever is later, or

(v)                                 if required, a Shelf Registration Statement is not declared effective on or prior to the 240th day following the Closing Time, or

(vi)                              a Shelf Registration Statement is declared effective by the SEC but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Notes for any reason and (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 45 consecutive days, or

(vii)                           the Exchange Offer Registration Statement is declared effective by the SEC but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Notes as contemplated by Section 3(f) hereof, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Notes for any reason during the 180-day period referred to in Section 3(f)(B) of this Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of this Agreement) and (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 45 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a “Registration Default”) the per annum interest rate borne by the Registrable Notes shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum immediately following such 60-day period in the case of clause (i) above, immediately following such 120 day period in the case of clause (ii) above, immediately following such 60-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 240-day period, in the case of clause (v) above, immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one percent (1.00%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above, the consummation of the Exchange Offer after the 60-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 240-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Notes, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Notes, as the case may be, in the case of clause (vii) thereof, the interest rate borne by the Notes from the date of such filing, effectiveness, consummation or resumption of effectiveness or usability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Notes, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indentures. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Notes for Exchange Notes in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the SEC, if the Initial Purchaser holds unsold allotments of Notes acquired from the Company it is not eligible to participate in the Exchange Offer.

(f)                                   Specific Enforcement. Without limiting the remedies available to the Initial Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchaser, the Holders or the Participating Broker-Dealers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser, any Holder and any Participating Broker-Dealer may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2(a) and 2(b) hereof.

3.                                      Registration Procedures. In connection with the obligations of the Company and each of the Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantors shall:

(a)                                 prepare and file with the SEC a Registration Statement or, if required, Registration Statements, within the time periods specified in Section 2, on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Notes covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)                                  in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least 10 business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchaser, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including financial statements and schedules and, if such Holder, counsel or underwriter so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) subject to the penultimate paragraph of this Section 3, the Company and each Guarantor hereby consents to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the Holders and underwriters of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by any Prospectus or any amendment or supplement thereto;

(d)                                 use its commercially reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request, to cooperate with the Holders and the underwriters of any Registrable Notes in connection with any filings required to be made with FINRA, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company and each Guarantor shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

(e)                                  in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which is contemplated in Section 2(d)(i)(A) or 2(d)(i)(B) hereof or which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Shelf Registration Statement or Prospectus and (vii) of any determination by the Company and each Guarantor that a post-effective amendment to a Registration Statement would be appropriate. Without limitation to any other provisions of this Agreement, the Company agrees that this Section 3(e) shall also be applicable, mutatis mutandis, with respect to the Exchange Offer Registration Statement and the Prospectus included therein to the extent that such Prospectus is being used by Participating Broker-Dealers as contemplated by Section 3(f) hereof;

(f)                                   (A)                               in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement (A) a “Plan of Distribution” section (which section shall be reasonably acceptable to the Initial Purchaser) covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes and (B) a statement to the effect that any such broker-dealers who wish to use the related Prospectus in connection with the resale of Exchange Notes acquired as a result of market-making or other trading activities will be required to notify the Company to that effect, together with instructions for giving such notice (which instructions shall include a provision for giving such notice by checking a box or making another appropriate notation on the related letter of transmittal) (each such broker-dealer who gives notice to the Company as aforesaid being hereinafter called a “Notifying Broker-Dealer”), (ii) furnish to each Notifying Broker-Dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a “Participating Broker-Dealer”), and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (iv) subject to the penultimate paragraph of this Section 3, the Company and each Guarantor hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Notifying Broker-Dealer in connection with the sale or transfer of Exchange Notes, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

“If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;”

(B)                               to the extent any Notifying Broker-Dealer participates in the Exchange Offer, (i) the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days (subject to extension pursuant to the last paragraph of this Section 3) following the last date on which exchanges are accepted pursuant to the Exchange Offer, and (ii) the Company and each Guarantor will comply, insofar as relates to the Exchange Offer Registration Statement, the Prospectus included therein and the offering and sale of Exchange Notes pursuant thereto, with its obligations under Section 2(b)(D), the last paragraph of Section 2(b), Section 3(c), 3(d), 3(e), 3(i), 3(j), 3(k), 3(o) and 3(p), and the last two paragraphs of this Section 3 as if all references therein to a Shelf Registration Statement, the Prospectus included therein and the Holders of Registrable Notes referred, mutatis mutandis, to the Exchange Offer Registration Statement, the Prospectus included therein and the applicable Notifying Broker-Dealers and, for purposes of this Section 3(f), all references in any such paragraphs or sections to the “Majority Holders” shall be deemed to mean, solely insofar as relates to this Section 3(f), the Notifying Broker-Dealers who are the Holders of the majority in aggregate principal amount of the Exchange Notes which are Registrable Notes; and

(C)                               the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) or 3(k) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days (subject to extension pursuant to the last paragraph of this Section 3) after the last date on which exchanges are accepted pursuant to the Exchange Offer and Notifying Broker-Dealers shall not be authorized by the Company or any Guarantor to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

(g)                                  (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchaser and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes and counsel for any underwriters of Registrable Notes copies of any request by the SEC or any state Notes authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

(h)                                 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

(i)                                     in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendments thereto (without documents incorporated or deemed to be incorporated therein by reference or exhibits thereto, unless requested);

(j)                                    in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Notes;

(k)                                 in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(e)(vi) hereof, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

(l)                                     obtain CUSIP and ISIN numbers for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Exchange Notes or Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

(m)                             (i)   cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n)                                 in the case of a Shelf Registration, enter into agreements (including underwriting agreements or similar agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, in a manner that is reasonable and customary:

(i)                                     make such representations and warranties to the Holders of such Registrable Notes and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

(ii)                                  obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, and the Holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, covering the matters customarily covered in opinions requested in sales of Notes or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)                               obtain “cold comfort” letters and updates thereof with respect to such Shelf Registration Statement and the Prospectus included therein, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein from the Company’s independent certified public accountants and from the independent certified public accountants for any other Person or any business or assets whose financial statements are included or incorporated by reference in the Shelf Registration Statement, each addressed to the underwriters, and use commercially reasonable efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings and such letters to be delivered at the time of the pricing of such underwritten registration with an update to such letter to be delivered at the time of closing of such underwritten registration;

(iv)                              if an underwriting agreement or other similar agreement is entered into, cause the same to set forth indemnification and contributions provisions and procedures substantially equivalent to the indemnification and contributions provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof or such other indemnification and contributions as shall be satisfactory to the Company, the applicable underwriters and the Holders of the majority in principal amount of the Registrable Notes being sold; and

(v)                                 deliver such other documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings;

The documents referred to in Sections 3(n)(ii) and 3(n)(v) hereof shall be delivered at the closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any such underwritten offering, the Company and the Guarantors shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 15 days following the date of such notice, by which such Holder must inform the Company and the Guarantors of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

(o)                                 in the case of a Shelf Registration, make available for inspection by the Initial Purchaser or the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial statements and other records, documents and properties of the Company and the Guarantors reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such Persons in connection with a Shelf Registration Statement; provided that information which the Company determines in good faith to be confidential and which it notifies such Persons is confidential shall not be disclosed by such Persons unless (i) such Persons reasonably determine that the disclosure of such information is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement or the related Prospectus, (ii) such Person reasonably determines, based on the advice of counsel, that disclosure of such information is required pursuant to a subpoena or other order for a court of competent jurisdiction or any other administrative agency or is otherwise required by applicable law, in which case such Person shall promptly notify, if permitted by applicable law, the Company or (iii) such information has been made generally available to the public;

(p)                                 (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such documents to the Initial Purchaser, and make such changes in any such documents prior to the filing thereof as the Initial Purchaser or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchaser, to the underwriter or underwriters, of an underwritten offering of Registrable Notes, and to counsel for any such Holders, Initial Purchaser or underwriters, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Notes, the Initial Purchaser, any such underwriter or underwriters or any of their respective counsel may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such documents as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchaser on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

(q)                                 in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

(r)                                    in the case of a Shelf Registration, use its commercially reasonable efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Registrable Notes or by the underwriter or underwriters of an underwritten offering, unless the Registrable Notes are already so rated;

(s)                                   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and, with respect to each Registration Statement and each post-effective amendment, if any, thereto, make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(t)                                    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel.

In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder.

In the case of a Shelf Registration Statement, each Holder agrees and, in the event that any Participating Broker-Dealer is using the Prospectus included in the Exchange Offer Registration Statement in connection with the sale of Exchange Notes pursuant to Section 3(f) hereof, each such Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the kind described in Section 3(e)(ii), 3(e)(iii) or 3(e)(v) through 3(e)(vii) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until receipt by such Holder or Participating Broker-Dealer, as the case may be, of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at the Company’s expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Notes or Exchange Notes.

If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to the immediately preceding paragraph, the Company shall be deemed to have used its commercially reasonable efforts to keep the Shelf Registration Statement or, in the case of Section 3(f), the Exchange Offer Registration Statement, as the case may be, effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(iii) hereof and (ii) the Company and each Guarantor shall use its commercially reasonable efforts to file and have declared effective (if an amendment) as soon as practicable thereafter an amendment or supplement to the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, or the Prospectus included therein and shall extend the period during which the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, shall be maintained effective pursuant to this Agreement (and, if applicable, the period during which Participating Broker-Dealers may use the Prospectus included in the Exchange Offer Registration Statement pursuant to Section 3(f) hereof) by the number of days during the period from and including the date of the giving of such notice to and including the earlier of the date when the Holders or Participating Broker-Dealers, respectively, shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions and the effective date of written notice from the Company to the Holders or Participating Broker-Dealers, respectively, that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required.

4.                                      Underwritten Registrations. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority

Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company and the Guarantors.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.                                      Indemnification and Contribution.

(a)                                 The Company and the Guarantors severally and jointly agree to indemnify and hold harmless the Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Registrable Notes (each, an “Underwriter”) and each Person, if any, who controls any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows: against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including legal fees and other fees reasonably incurred), including, but not limited to, (i) to the extent of the aggregate amount paid as a result of a judgment or in settlement of any litigation, or any investigation or proceeding by any government agency or body, or (ii) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by ay government agency or body, in any case arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the Securities Act, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this indemnity agreement shall not apply to (A) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) arising from an offer or sale of Notes or Notes occurring during a period during which a Shelf Registration Statement is suspended in accordance with the terms hereof by a Holder or Participating Broker-Dealer to whom the Company theretofore provided notice thereof pursuant to the terms hereof; provided, further, that the foregoing indemnity with respect to losses, liabilities, claims, damages, or expenses resulting from an untrue statement or omission or alleged untrue statement or omission in a preliminary prospectus in any Shelf Registration Statement shall not inure to the benefit of any Holder (or to the benefit of any underwriter with respect to such Holder or to the benefit of any person controlling such Holder or underwriter) from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased Registrable Notes if (i) such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was eliminated or remedied in the final Prospectus (as amended or supplemented) if the Company and the Guarantors shall have furnished any amendments or supplements thereto to such Holder or underwriter prior to confirmation for the sale of such Registrable Notes to such person by such Holder or underwriter and (ii) a copy of the final Prospectus (as so amended and supplemented) was not furnished to such person at or prior to the written confirmation of the sale of such Registrable Notes to such person, unless such failure to deliver was a result of non-compliance by the Company and the Guarantors with Section 3(c).

(b)                                 Each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each director of the Company or any Guarantor, each officer of the Company who signed the Registration Statement, the Initial Purchaser, each Participating Broker-Dealer, each Underwriter and each other selling Holder and each Person, if any, who controls the Company or any Guarantor, the Initial Purchaser, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

(c)                                  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the respective indemnified parties shall be selected as follows: (i) counsel to the Initial Purchaser and all Persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Initial Purchaser; (ii) counsel to the Company and the Guarantors, its directors, each of its officers who signed the Registration Statement and all Persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company; (iii) counsel to the Holders (other than the Initial Purchaser or any Participating Broker-Dealers) and all Persons, if any, who control any Holders (other than the Initial Purchaser or any Participating Broker-Dealers) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Holders who held or hold, as the case may be, a majority in aggregate principal amount of the Registrable Notes held by all such Holders; (iv) counsel to the Underwriters of any particular offering of Registrable Notes and all

Persons, if any, who control any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by such Underwriters; and (v) counsel to the Participating Broker-Dealers (other than the Initial Purchaser) and all Persons, if any, who control any such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Participating Broker-Dealers who held or hold, as the case may be, a majority in aggregate principal amount of the Exchange Notes referred to in Section 3(f) hereof held by all such Participating Broker-Dealers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for (A) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties’ own counsel for the Initial Purchaser and all other Persons referred to in clause (i) of this paragraph, (B) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties’ own counsel for the Company and all other Persons referred to in clause (ii) of this paragraph, (C) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties’ own counsel for all Holders (other than the Initial Purchaser or any Participating Broker-Dealers) and all other Persons referred to in clause (iii) of this paragraph, (D) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties’ own counsel for all Underwriters of any particular offering of Registrable Notes and all other Persons referred to in clause (iv) of this paragraph, and (E) the fees and expenses of more than counsel (in addition to any local counsel) separate from the indemnifying parties’ own counsel for all Participating Broker-Dealers (other than the Initial Purchaser) and all other Persons referred to in clause (v) of this paragraph, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section

5(a)(ii) hereof effected without its written consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent that the indemnifying party in its judgment considers such request to be reasonable and (y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case no later than 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party.

(e)                                  If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   The Company, the Holders, and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 5, no Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Notes sold by it were offered exceeds the amount of any damages that the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each Person, if any, who controls the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the

Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, and each director of the Company, each director of a Guarantor, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company or controls any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.

The respective obligations of the Initial Purchaser, Holders, Participating Broker-Dealers and Underwriters to contribute pursuant to this Section 5 are several in proportion to the principal amount of Notes purchased by them and not joint.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or any Person controlling the Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, or by or on behalf of the Company or any Guarantor, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes or Exchange Notes pursuant to a Shelf Registration Statement.

6.                                      Miscellaneous.

(a)                                 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company and each Guarantor covenants that it will file all reports required to be filed by it under Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder or beneficial owner of Registrable Notes (i) make available such information (including, without limitation, the information specified in Rule 144(c)(2) under the Securities Act) as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Notes or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the Securities Act) as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (y) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder or beneficial owner of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b)                                 No Inconsistent Agreements. Neither the Company nor any Guarantor has entered into nor will the Company or any Guarantor on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof; provided that the Company or any Guarantor will not be precluded from entering into any agreement after the date hereof which may or does result, directly or indirectly, in the payment of Additional Interest. The rights granted to the Holders hereunder do not and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of any of the Company’s or any Guarantor’s other issued and outstanding Notes under any other agreements entered into by the Company, any Guarantor or any of the Company’s or Guarantor’s subsidiaries.

(c)                                  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure provided, that no consent is necessary from any Holder or Participating Broker-Dealer in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or Participating Broker-Dealer (as applicable). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Notes being tendered or registered.

(d)                                 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail, or any courier guaranteeing overnight delivery (i) if to a Holder or Participating Broker-Dealer (other than the Initial Purchaser), at the most current address set forth on the records of the registrar under the Indenture; (ii) if to the Initial Purchaser, at the most current address given by the Initial Purchaser to the Company and any Guarantor by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; (iii) if to the Company or any Guarantor, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d) and (iv) if to any Underwriter, at the most current address given by such Underwriter to the Company and any Guarantor by means of a notice given in accordance with the provisions of this Section 6(d), which address initially shall be the address set forth in the applicable underwriting agreement.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent via electronic mail; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(e)                                  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f)                                   Third Party Beneficiary. Each Holder and Participating Broker-Dealer shall be a third party beneficiary of the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly, in each case, to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder. Each Holder, by its acquisition of Notes, shall be deemed to have agreed to the provisions of Section 5(b) hereof.

(g)                                  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Restriction on Resales. If the Company, any Guarantor or any of the subsidiaries or affiliates of the Company or any Guarantor (as defined in Rule 144 under the Securities Act) shall redeem, purchase or otherwise acquire any Registrable Note or any Exchange Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, the Company and the Guarantors will deliver or cause to be delivered such Registrable Note or Exchange Note, as the case may be, to the Trustee for cancellation and neither the Company, any Guarantor nor any of its respective subsidiaries or affiliates will hold or resell such Registrable Note or Exchange Note or issue any new Note or Exchange Note to replace the same.

(j)                                    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREUNDER.

(k)                                 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CIFC CORP.

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC CAPITAL HOLDCO LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

DEERFIELD & COMPANY LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

DEERFIELD CAPITAL MANAGEMENT LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC ASSET MANAGEMENT ESA LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CIFC ASSET MANAGEMENT KSA LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC PRIVATE DEBT ADVISERS LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC ASSET MANAGEMENT HOLDINGS LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC ASSET MANAGEMENT LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

COLUMBUS NOVA CREDIT INVESTMENTS MANAGEMENT, LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CYPRESSTREE INVESTMENT MANAGEMENT, LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC MASTER FUND ADVISER LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC HOLDINGS II LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC CLO CO-INVESTMENT FUND GP LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC CLO CO-INVESTMENT FUND II GP LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CIFC PARTHENON LOAN FUNDING GP LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC CLO WAREHOUSE FUND GP LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC SENIOR SECURED CORPORATE LOAN FUND GP, LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC TACTICAL INCOME FUND GP LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC HOLDINGS III LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CIFC MASTER FUND LP

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC HOLDINGS III MEMBER LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC MEMBER LLC

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

CIFC CLO OPPORTUNITY FUND GP LTD.

/s/ Julian Weldon
Name: Julian Weldon
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

SANDLER O’NEILL + PARTNERS, L.P.
as the Initial Purchaser,

By:	Sandler O’Neill & Partners Corp.
the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

[Signature Page to Registration Rights Agreement]

SCHEDULE I

LIST OF GUARANTORS

For purposes hereof, the term “Guarantor” shall have the meaning ascribed to it in the Indenture and will consist of entities representing in excess of 90% of the Company’s Consolidated Total Assets (as defined in the Indenture). The following are the Guarantors as of the date of this Agreement.

#	Name	Jurisdiction
1	CIFC Capital HoldCo LLC	Delaware
2	Deerfield & Company LLC	Illinois
3	Deerfield Capital Management LLC	Delaware
4	CIFC Asset Management ESA LLC	Delaware
5	CIFC Asset Management KSA LLC	Delaware
6	CIFC Private Debt Advisers LLC	Delaware
7	CIFC Asset Management Holdings LLC	Delaware
8	CIFC Asset Management LLC	Delaware
9	Columbus Nova Credit Investments Management, LLC	Delaware
10	CypressTree Investment Management, LLC	Delaware
11	CIFC Master Fund Adviser LLC	Delaware
12	CIFC Holdings II LLC (f/k/a CIFC Capital PE LLC; post-merger successor to CIFC Capital HF LLC)	Delaware
13	CIFC CLO Co-Investment Fund GP LLC	Delaware
14	CIFC CLO Co-Investment Fund II GP LLC	Delaware
15	CIFC Parthenon Loan Funding GP LLC	Delaware
16	CIFC CLO Warehouse Fund GP LLC	Delaware
17	CIFC Senior Secured Corporate Loan Fund GP, LLC	Delaware
18	CIFC Tactical Income Fund GP LLC	Delaware
19	CIFC Holdings III LLC (f/k/a CIFC Investment Holdings LLC)	Delaware
20	CIFC Master Fund LP	Cayman Islands
21	CIFC LLC	Delaware
22	CIFC Holdings III Member LLC	Delaware
23	CIFC Member LLC	Delaware
24	CIFC CLO Opportunity Fund GP Ltd.	Cayman Islands